Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Natural Health Trends Corp.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 30, 2005 relating to the consolidated financial statements of Natural Health Trends Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas

April 8, 2005